UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEGACYXCHANGE, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8628868
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

301 Yamato Road Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 par value

(Title of Class)

LegacyXChange, Inc. (f/k/a True to Beauty, Inc.) is referred to herein as the “Registrant”

Item 1. Description of Securities to be Registered

The description of the securities to be registered by the Registrant, a Nevada corporation, is contained in the section entitled “Market for Common Equity and Related Stockholder Matters” (“Common Stock”) contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (No. 333-148925), as originally filed with the Securities and Exchange Commission on February 2, 2015 and as subsequently amended prior to effectiveness (the effectiveness of which occurred on April 22, 2015), which description is incorporated herein by reference.

Item 2. Exhibits

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit	Description of Exhibit

1	The Registrant’s Registration Statement on Form S-1 (No. 333-148925), as filed with the Securities and Exchange Commission on February 2, 2015 and as subsequently amended prior to effectiveness – incorporated herein by reference.

3.1	Articles of Incorporation – State of Nevada (filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 as filed on February 2, 2015, and incorporated by reference herein).

3.5	By-Laws (filed as Exhibit 3.5 to the Registrant’s registration Statement on Form S-1 as filed on March 20, 2015, and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEGACYXCHANGE, INC.

Dated: April 13, 2016	/s/ William Bollander
Name: William Bollander
Title: Chief Executive Officer